Exhibit 99.2

Courier Corporation Increases Quarterly Dividend

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--November 6, 2008--The Board of Directors of Courier Corporation (Nasdaq: CRRC), declared a dividend of 21 cents per common share, payable November 28, 2008, to stockholders of record on November 17, 2008. The amount of the dividend is 5% more than the dividend declared in the previous quarter.

“In this economic environment, we are pleased to be able to increase our dividend,” said Courier Chairman and Chief Executive Officer James F. Conway III. “This marks Courier’s twelfth straight year of dividend increases and reflects our confidence in our cash flow and financial condition despite the uncertain times.”

About Courier Corporation

Courier Corporation publishes, prints and sells books. Headquartered in North Chelmsford, MA, Courier has two lines of business: full-service book manufacturing and specialty publishing. For more information, visit www.courier.com.

CONTACT:
Courier Corporation
James F. Conway III, Chairman,
President and Chief Executive Officer
Or
Peter M. Folger,
Senior Vice President and
Chief Financial Officer
(978) 251-6000
www.courier.com